Exhibit 99.1

PRESS RELEASE

NRG Yield, Inc. Announces Completion of Recapitalization and Adjustment to the Conversion Rate of its 3.50% Convertible Senior Notes due 2019

PRINCETON, NJ; May 15, 2015— NRG Yield, Inc. (NYSE: NYLD) (“NRG Yield”) announced that it has completed its previously announced recapitalization, whereby its new Class C common stock was distributed to holders of the Class A common stock through a split of each outstanding share of Class A common stock into one share of Class A common stock and one share of Class C common stock that became effective after the close of the market on May 14, 2015. The Class A common stock will continue to trade on the New York Stock Exchange (“NYSE”) under a new symbol “NYLD.A” and the new Class C common stock will begin trading today on the NYSE under the original symbol “NYLD.”

In connection with the stock split, NRG Yield announced an adjustment to the conversion rate of its 3.50% Convertible Senior Notes due 2019 (the “Notes”). The new conversion rate is 42.9644 shares of Class A common stock per $1,000 principal amount of Notes, and is effective immediately after the opening of business on May 15, 2015. The initial conversion rate was adjusted pursuant to Section 11.05(c)(i) of the indenture governing the Notes and effectively doubled to reflect the split. Notice of the conversion rate adjustment has been delivered to the holders of the Notes.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than 1.8 million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class A common stock is traded on the New York Stock Exchange under the symbol NYLD.A and NRG Yield’s Class C common stock is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to NRG Yield. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, NRG Yield’s ability to enter into new contracts as existing contracts expire, NRG Yield’s ability to acquire assets from NRG Energy, Inc. or third parties, NRG Yield’s ability to close the drop-down transactions, and NRG Yield’s ability to maintain and grow its quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission.

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Contacts:

Media:	Investors:
Marjike Shugrue	Matt Orendorff
609-524-5262	609-524-4526

Lindsey Puchyr
609-524-4527